
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus II
Financial Statements for the nine months ended September 30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               SEP-30-1998
<CASH>                                      10,778,535
<SECURITIES>                                         0
<RECEIVABLES>                                   92,249<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0<F2>
<DEPRECIATION>                                       0<F2>
<TOTAL-ASSETS>                              10,870,784
<CURRENT-LIABILITIES>                           97,061
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    10,773,723<F3>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,870,784
<SALES>                                              0
<TOTAL-REVENUES>                             1,875,248<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               858,674<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                            (4,027,714)<F2>
<CHANGES>                                            0
<NET-INCOME>                                 5,044,288<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes all receivables included in "other assets" on the Balance Sheet.
<F2>The Partnership's properties were sold on January 30, 1998 to unaffiliated third parties.  The total selling price of the fourteen properties sold was
$138,000,000 of which the Partnership received $39,822,700, less closing costs of $846,701.  For financial reporting purposes, the Partnership realized a gain of $3,725,484 on the sale.  On April 29,1998 the General Partners sold the
Partnership recognized a gain of $302,230 on the sale.
<F3>Deficit of the General Partners of ($658,621) and equity of Limited Partners of
$11,432,344.
<F4>Includes all revenue of the Partnership.
<F5>Includes all operating expenses of the Partnership.
<F6>Net income allocated $5,023,956 to the Limited Partners and $20,332 to the
General Partners.

